Exhibit 99.1

CTG Announces First Quarter 2022
Financial Results Conference Call and Webcast

BUFFALO, N.Y., April 26, 2022 – CTG (Nasdaq: CTG) (“Company”), a leader in helping companies employ digital IT solutions and services to drive productivity and profitability in North America and Western Europe, announced that it will release its first quarter 2022 results before the opening of financial markets on Tuesday, May 10, 2022.

The Company will host a conference call and webcast to review the financial and operating results and discuss its strategy and outlook.  A question-and-answer session will follow.

First Quarter 2022 Conference Call

Date:Tuesday, May 10, 2022

Time:11:00 a.m. Eastern Time

Phone:+1 877 704 4453

Webcast:www.ctg.com

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, May 17, 2022, by dialing +1 844 512 2921 and entering the access code 13728826.  The webcast will be archived on CTG’s website in the Events & Presentations section for at least 90 days.  A transcript will also be posted to the website once available.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908